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                                  EXHIBIT 99.4

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CITIZENS SOUTH HOLDINGS, MHC                                     REVOCABLE PROXY

This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. This proxy may be revoked at any time before it is exercised.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Citizens South Holdings, MHC called for September xx, 2002 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

                                                  Date ___________________, 2002

                                                  ______________________________
                                                                       Signature

                                                  ______________________________
                                                                       Signature

                                            NOTE: Please sign exactly as your
                                            name(s) appear(s) on this Proxy
                                            Card. Only one signature is required
                                            in the case of a joint account. When
                                            signing in a representative
                                            capacity, please give title.

            PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS
            PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                          Citizens South Banking Corporation
                                               Stock Information Center
                                                  245 W. Main Avenue
                                         Gastonia, North Carolina 28052-4140
                                               Toll Free (xxx) xxx-xxxx
                                                   Stock Order Form
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Deadline: The Subscription Offering ends at 12:00 Noon, North Carolina Time, on
September 18, 2002. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Citizens South Bank branch, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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(1) Number of Shares         Price Per Share            (2) Total Amount Due
  --------------------                                 -----------------------
                         x   $10.00 =                  $
  --------------------                                 -----------------------

The minimum number of shares that may be subscribed for is 25. In each of the Subscription Offering, the Community Offering or any Syndicated Community Offering, the maximum purchase for any person or group of persons acting in concert, is 50,000 shares; provided, however that such shares when added to any Exchange Shares to which such person may be entitled as a shareholder of Citizens South Banking Corporation may not exceed 175,000 shares. See page 5 of the Prospectus and the Stock Order Form Instructions.

Method of Payment

(3) [_] Enclosed is a check, bank draft or money order payable to Citizens South Banking Corporation for $______________.

(4) [_] I authorize Citizens South Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

Account Number(s)                                              Amount(s)
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                         Total Withdrawal
                                                            ____________________
There is NO penalty for early withdrawal.
         --
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(5) Purchaser Information

a.  [_]   Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Citizens South Bank as of March 31, 2001. Enter information in Section 8 for all deposit accounts that you had at Citizens South Bank on March 31, 2001.

b.  [_]   Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Citizens South Bank as of June 30, 2002 but are not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Citizens South Bank on June 30, 2002.

c.  [_]   Other Member - Check here if you were a depositor of Citizens South
          Bank as of July 31, 2002, but are not an Eligible or a Supplemental Eligible Account Holder. Enter information in Section 8 for all accounts that you had at Citizens South Bank on July 31, 2002.

d.  [_]   Current Stockholder - Check here if you are a current stockholder of
          Citizens South Banking Corporation as of July 31, 2002 and list the number of shares you own.

          __________________ shares

e.  [_]   Local Community - See instructions for applicable counties.

f.  [_]   General Community - Check here if none of the above apply.

(6) [_] Check here if you are a director, officer or employee of Citizens South Bank or a member of such person's immediate family (same household).

(7) [_]   NASD Affiliation - see description on reverse side of this form.

(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Citizens South Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

________________________________________________________________________________





________________________________________________________________________________

Additional Qualifying Accounts

Account Title (Names on Accounts)                            Account Number
--------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights (additional space on back of form).
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(9) Stock Registration - Please Print Legibly and Fill Out Completely
                                -----
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [_] Individual           [_] Uniform Transfer to Minors Act    [_] Partnership
    [_] Joint Tenants        [_] Uniform Gift to Minors Act        [_] Individual Retirement Account
    [_] Tenants in Common    [_] Corporation                       [_] Fiduciary/Trust (Under Agreement Dated _________________)

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Name                                    Social Security or Tax I.D.
--------------------------------------------------------------------------------

Name                                    Social Security or Tax I.D.
--------------------------------------------------------------------------------
Mailing                                                    Daytime
Address                                                    Telephone
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                               Zip                         Evening
City           State           Code         County         Telephone
--------------------------------------------------------------------------------
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Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated
August xx, 2002 and understand I may not change or revoke my order once it is received by Citizens South Banking Corporation. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Citizens South Banking Corporation will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.
Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                               Date

________________________________________________________________________________
Signature                               Date

________________________________________________________________________________


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  Office Use Only                 Check #  _________________  _________________

Date Rec'd __________/__________  Ck. Amt. _________________  _________________

Batch # ______________ - Order # __________________    Category _______________
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

CITIZENS SOUTH HOLDINGS, MHC                                   REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS SOUTH HOLDINGS, MHC FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON SEPTEMBER ____, 2002 AND ANY ADJOURNMENT THEREOF.

          The undersigned member of Citizens South Holdings, MHC (the "Mutual Holding Company"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Mutual Holding Company (the "Meeting") to be held at The City Club of Gastonia, 532 South New Hope Road, Gastonia, North Carolina, at __:__ __.m., North Carolina Time, on September __, 2002, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

          To approve and adopt a plan of conversion and reorganization (the "Plan") pursuant to which the Mutual Holding Company will be merged into the Bank and the Company will be succeeded by a new Delaware corporation with the same name which has been established for the purpose of completing the conversion and reorganization. As part of the conversion, shares of common stock representing the Mutual Holding Company's ownership interest in the Company will be offered for sale in a subscription and community offering. Common stock of the Company currently held by public stockholders will be converted into new shares pursuant to an exchange ratio that has been established.

               [_] FOR       [_] AGAINST       [_] ABSTAIN

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting, and upon such other matters as
may properly come before the Special Meeting.     (Continued and to be signed on
other side)

                       Citizens South Banking Corporation

Item (7) continued - NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

Item (8) continued; Purchaser Information

 Account Title (Names on Accounts)                Account Number
--------------------------------------------------------------------------------
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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                               CERTIFICATION FORM
   (This Certification Must Be Signed In Addition to the Stock Order Form On
                                  Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF CITIZENS SOUTH BANKING CORPORATION ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY CITIZENS SOUTH BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director at (404) 888-0771.

I further certify that, before purchasing the shares of common stock of Citizens South Banking Corporation, I received a copy of the Prospectus dated August xx, 2002 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page xx of the
Prospectus:

1. The Future Price of the Common Stock May be Less Than the Purchase Price in the Offering.

2. Our Commercial Real Estate, Multi-Family and Commercial Business Loans Expose Us to Increased Lending Risks.

3. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

4. Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition.

5.  Our Ability To Grow May Be Limited If We Cannot Make Acquisitions.

6.  Our Return on Stockholders' Equity Will Be Reduced as a Result of the
    Offering.

7. The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.

8. Our Recognition and Retention Plan Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders' Equity.

9. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.

10. We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Reduce Our Profitability.

11. We Operate in a Highly Regulated Environment and We May be Adversely Affected by Changes in Laws and Regulations.

12. Once Submitted, Your Purchase May Not Be Revoked Unless the Stock Offering is Terminated or Extended Beyond November 2, 2002.

13. Various Factors May Make Takeover Attempts More Difficult to Achieve.

---------------------------------          -------------------------------------
Signature             Date                 Signature               Date

---------------------------------          -------------------------------------

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.